SALEM MEDIA GROUP, INC. ANNOUNCES SECOND QUARTER 2016

TOTAL REVENUE OF $67.8 MILLION

CAMARILLO, CA August 4, 2016 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and six months ended June 30, 2016.

Second Quarter 2016 Results

For the quarter ended June 30, 2016 compared to the quarter ended June 30, 2015:

Consolidated

•

Total revenue increased 1% to $67.8 million from $67.3 million;

•

Total operating expenses increased to $58.1 million from $58.0 million;

•

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment of long-lived assets, depreciation expense and amortization expense (1) increased 2% to $54.9 million from $53.8 million;

•

Operating income increased 5% to $9.7 million from $9.3 million;

•

Net income decreased 5% to $3.4 million, or $0.13 net income per diluted share from $3.5 million, or $0.14 net income per diluted share;

•

EBITDA (1) increased 2% to $13.9 million from $13.6 million;

•

Adjusted EBITDA (1) decreased 5% to $12.9 million from $13.5 million; and

•

Free cash flow (1) decreased 13.0% to $6.5 million from $7.5 million.

Broadcast

•

Net broadcast revenue increased 1% to $49.7 million from $49.1 million;

•

Station Operating Income (“SOI”) (1) increased 1% to $14.0 million from $13.9 million;

•

Same station (1) net broadcast revenue increased to $49.0 million from $48.9 million; and

•

Same station SOI (1) increased 1% to $14.0 million from $13.9 million.

Digital media

•

Digital media revenue decreased 2% to $11.3 million from $11.5 million; and

•

Digital media operating income (1) decreased 7% to $2.5 million from $2.7 million.

Publishing

•

Publishing revenue increased to $6.8 million from $6.7 million; and

•

Publishing operating results (1) decreased to a loss of $0.2 million from income of $0.3 million.

Included in the results for the quarter ended June 30, 2016 are:

•

A $0.7 million impairment loss ($0.4 million, net of tax, or $0.02 per share) on land held for sale in Covina, California;

•

A $1.7 million ($1.0 million, net of tax, or $0.04 per share) net gain on the sale or disposal of assets primarily associated with the $1.9 million gain on the sale of the Miami tower site offset by a $0.2 million charge for leasehold improvements incurred upon the relocation of the offices in Washington D.C. market in addition to various insignificant fixed asset disposals;

•

A $0.1 million net decrease in the estimated fair value of the contingent earn-out consideration associated with the Eagle, Bryan Perry Newsletters and Daily Devotional acquisitions; and

•

A $0.1 million non-cash compensation charge related to the expensing of stock options primarily consisting of corporate expenses.

Included in the results for the quarter ended June 30, 2015 are:

•

A $0.3 million net decrease ($0.2 million, net of tax, or $0.01 per share) in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com and Eagle entities acquisitions; and

•

A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options primarily consisting of corporate expenses.

Per share numbers are calculated based on 26,052,649 diluted weighted average shares for the quarter ended June 30, 2016, and 25,829,493 diluted weighted average shares for the quarter ended June 30, 2015.

Year to Date 2016 Results

For the six months ended June 30, 2016 compared to the six months ended June 30, 2015:

Consolidated

•

Total revenue increased 3% to $132.4 million from $129.1 million;

•

Total operating expenses increased 2% to $116.6 million from $114.2 million;

•

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment of long-lived assets, depreciation expense and amortization expense (1) increased 4% to $109.1 million from $104.9 million;

•

Operating income increased 6% to $15.8 million from $15.0 million;

•

Net income decreased 3% to $3.7 million, or $0.14 net income per diluted share from $3.8 million, or $0.15 net income per diluted share;

•

EBITDA (1) increased 1% to $24.1 million from $23.8 million;

•

Adjusted EBITDA (1) decreased 4% to $23.3 million from $24.3 million; and

•

Free cash flow (1) decreased 13% to $11.1 million from $12.7 million.

Broadcast

•

Net broadcast revenue increased 3% to $98.2 million from $95.6 million;

•

SOI (1) was consistent with the same period of the prior year at $26.5 million;

•

Same station (1) net broadcast revenue increased 1% to $96.7 million from $95.5 million; and

•

Same station SOI (1) increased to $26.6 million from $26.5 million.

Digital media

•

Digital media revenue increased 1% to $22.6 million from $22.3 million; and

•

Digital media operating income (1) increased 2% to $4.6 million from $4.5 million.

Publishing

•

Publishing revenue increased 3% to $11.6 million from $11.3 million; and

•

Publishing operating results (1) decreased to a loss of $0.4 million from income of $0.3 million.

Included in the results for the six months ended June 30, 2016 are:

•

A $0.7 million impairment loss ($0.4 million, net of tax, or $0.02 per share) on land held for sale in Covina, California;

•

A $1.6 million ($0.9 million, net of tax, or $0.04 per share) net gain on the sale or disposal of assets primarily associated with the $1.9 million gain on the sale of the Miami tower site offset by a $0.4 million charge for leasehold improvements incurred upon the relocation of the offices in Washington D.C. market in addition to various insignificant fixed asset disposals;

•

A $0.5 million ($0.3 million, net of tax, or $0.01 per share) reserve for a litigation matter;

•

A $0.3 million ($0.2 million, net of tax, or $0.01 per share) net decrease in the estimated fair value of the contingent earn-out consideration associated with the Eagle entities, Bryan Perry Newsletters and Daily Devotional acquisitions; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options primarily consisting of corporate expenses.

Included in the results for the six months ended June 30, 2015 are:

•

A $0.2 million net decrease ($0.1 million, net of tax) in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com and Eagle entities acquisitions;

•

A $0.2 million loss ($0.01 million, net of tax) on disposal of assets primarily associated with the relocation of the office and studio in the company’s Seattle market; and

•

A $0.5 million non-cash compensation charge ($0.3 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.3 million non-cash compensation included in corporate expenses;

o

$0.1 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in Digital media operating expenses.

Per share numbers are calculated based on 25,927,804 diluted weighted average shares for the quarter ended June 30, 2016, and 25,875,306 diluted weighted average shares for the quarter ended June 30, 2015.

Balance Sheet

As of June 30, 2016, the company had $271.2 million outstanding on the Term Loan B and $1.8 million outstanding under the revolver.  The company was in compliance with the covenants of its credit facility.  The company’s bank leverage ratio was 5.39 versus a compliance covenant ratio of 6.00.

Acquisitions and Divestitures

The following transactions were completed since April 1, 2016:

•

On April 1, 2016, the company acquired the Retirement Watch newsletter and related website for $0.1 million in cash and the assumption of $0.6 million in deferred subscription liabilities;

•

On April 29, 2016, the company closed on the acquisition of a construction permit for an FM Translator in Emporia, Kansas for $25,000 in cash.  The translator will be relocated to Omaha, Nebraska, for use by the company’s KCRO-AM radio station;

•

On May 2, 2016, the company closed on the acquisition of an FM Translator in Lincoln, Maine for $100,000 in cash.  The translator is used in the company’s Boston, Massachusetts market;

•

On May 13, 2016, the company closed on the acquisition of a construction permit for an FM Translator in Kerrville, Texas for $50,000 in cash.  The translator will be used in the company’s Houston, Texas market and is reflected in projects-in-process at June 30, 2016;

•

On June 3, 2016, the company closed on the acquisition of construction permit for an FM Translator in Atwood, Kentucky for $88,000 in cash.  The translator will be used in the company’s Columbus, Ohio market and is reflected in projects-in-process at June 30, 2016;

•

On June 8, 2016, the company closed on the acquisition of a construction permit for an FM Translator in Charlotte, Michigan for $50,000 in cash.  The translator will be used in the company’s Detroit, Michigan market and is reflected in projects-in-process at June 30, 2016;

•

On June 10, 2016, the company received $2.5 million in cash from the National Park Service in exchange for their claim under eminent domain for its tower site in Miami, Florida;

•

On June 10, 2016, the company closed on the acquisition of an FM Translator in Amherst, New York for $60,000 in cash.  The translator is used in the company’s Pittsburgh, Pennsylvania market;

•

On June 20, 2016, the company closed on the acquisition of an FM Translator used in its Columbus, Ohio market for $0.3 million in cash; and

•

On August 1, 2016, the company acquired the assets of Hillcrest Media Group, Inc., a provider of self-publishing services for general market authors, for $3.5 million in cash.

Conference Call Information

Salem will host a teleconference to discuss its results on August 4, 2016 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (877) 241-1527, and then ask to be joined into the Salem Media Group call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com.  A replay of the teleconference will be available through August 11, 2016 and can be heard by dialing (877) 344-7529, passcode 10088445 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Third Quarter 2016 Outlook

For the third quarter of 2016, the company is projecting total revenue to increase between 1% and 3% over third quarter 2015 total revenue of $67.5 million.  The company is also projecting operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment of long-lived assets, depreciation expense and amortization expense to increase between 2% and 5% compared to the third quarter of 2015 operating expenses excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment of long-lived assets, depreciation expense and amortization expense of $54.7 million.  This guidance is impacted by the recent acquisition of Hillcrest Media and contemplates increased expenses associated with its integration into Xulon Press.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment of long-lived assets, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure, in particular, the change in the estimated fair value of earn-out consideration, impairment of long-lived assets and gains or losses from the sale or disposal of fixed assets. We expect the variability of the above charges may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book, magazine and newsletter publishing.  Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally.  With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the media landscape.

The company, through its Salem Radio Group, is the largest commercial U.S. radio broadcasting company providing Christian and conservative programming.  Salem owns and operates 118 local radio stations, with 73 stations in the top 25 media markets.  Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music.  SRN is home to many industry-leading hosts including: Bill Bennett, Mike Gallagher, Hugh Hewitt, Michael Medved, Dennis Prager and Eric Metaxas.

Salem New Media is a powerful source of Christian and conservative themed news, analysis, and commentary.  Salem’s Christian sites include: Christianity.com®, BibleStudyTools.com, GodTube.com, GodVine.com, WorshipHouseMedia.com and OnePlace.com. Considered by many to be a consolidation of the conservative news and opinion sector’s most influential brands, Salem’s conservative sites include RedState.com, Townhall.com®, HotAir.com, Twitchy.com, BearingArms.com and HumanEvents.com.

Salem’s Regnery Publishing unit, with a 65-year history, remains the nation’s leading publisher of conservative books.  Having published many of the seminal works of the early conservative movement, Regnery today continues as the dominant publisher in the conservative space, with leading authors including: Ann Coulter, Dinesh D’Souza, Newt Gingrich, David Limbaugh, Ed Klein and Mark Steyn.  Salem’s book publishing business also includes Xulon Press™, a leading provider of self-publishing services for Christian and conservative authors.

Salem Publishing™ publishes Christian and conservative magazines including Homecoming®, YouthWorker Journal™, The Singing News, and Preaching.

Salem's Eagle Financial Publications provides general market analysis and non-individualized investment strategies from financial commentators Mark Skousen, Nicholas Vardy, Doug Fabian, Bryan Perry and Bob Carlson, as well as a stock screening website for dividend investors (DividendInvestor.com). The business unit's other financial websites include EagleDailyInvestor.com, DividendYieldHunter and ETFU.com.

Eagle Wellness provides insightful health advice and is a trusted source of high quality nutritional supplements from some of the country's leading health experts.  Leigh Erin Connealy MD, at NewportNaturalHealth.com, is the medical director of one of the largest medical practices in the country where she practices integrative medicine. Ski Chilton PhD, at GeneSmart.com, is a scientist and full professor at Wake Forest Medical School. He is a leading authority on the impact of diet and nutrition on health.

Company Contact:

Evan D. Masyr

Executive Vice President & Chief Financial Officer

(805) 384-4512

evan@SalemMedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)

 Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements.  The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release.  The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Digital Media Operating Income, Publishing Operating Income, same station net broadcast revenue, same station SOI, operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment of long-lived assets, depreciation expense and amortization expense  and free cash flow, all of which are non-GAAP financial measures.  The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance.  These non-GAAP measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital media operating income as net Digital media revenue minus Digital media operating expenses.  The company defines Publishing Operating Income as net publishing revenue minus publishing operating expenses.  The company defines EBITDA as net income before interest, taxes, depreciation, amortization and change in fair value of interest rate swaps.  The company defines Adjusted EBITDA as EBITDA before gains or losses on the sale or disposal of assets, changes in the estimated fair value of contingent earn-out consideration, impairment of long-lived assets, net miscellaneous income and expenses, and non-cash compensation expense.  SOI, Digital Media Operating Income, Publishing Operating Income, EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters.  SOI, Digital Media Operating Income, Publishing Operating Income, EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP.  The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines free cash flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest.  The company considers free cash flow to be a performance measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, income taxes and interest.  A limitation of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in its cash balance for the period.  The company uses free cash flow, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business.  The company’s presentation of free cash flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of free cash flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines same station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year.  The company defines same station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year.  The company defines same station SOI as same station net broadcast revenue less same station broadcast operating expenses.  Same station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year.  Same station operating results for a full calendar year are calculated as the sum of the same station-results for each of the four quarters of that year.  The company uses same station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business.  The company believes that same station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format.  The company’s presentation of same station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  The company’s definition of same station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP.  The company uses non-GAAP measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation.  The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016
	(Unaudited)
Net broadcast revenue	$49,060	$49,707	$95,599	$98,178
Net digital media revenue	11,499	11,311	22,290	22,595
Net publishing revenue	6,734	6,761	11,260	11,581
Total revenue	67,293	67,779	129,149	132,354
Operating expenses:
Broadcast operating expenses	35,187	35,709	69,104	71,697
Digital media operating expenses	8,767	8,781	17,767	17,967
Publishing operating expenses	6,469	6,983	10,966	11,931
Unallocated corporate expenses	3,518	3,568	7,509	7,781
Change in the estimated fair value of contingent earn-out consideration	(307)	(134)	(189)	(262)
Depreciation and amortization	4,375	4,171	8,876	8,306
Impairment of long-lived assets	—	700	—	700
(Gain) loss on the sale or disposal of assets	30	(1,701)	159	(1,551)
Total operating expenses	58,039	58,077	114,192	116,569
Operating income	9,254	9,702	14,957	15,785
Other income (expense):
Interest income	2	2	3	3
Interest expense	(3,874)	(3,730)	(7,678)	(7,526)
Change in the fair value of interest rate swaps	444	(423)	(976)	(2,181)
Loss on early retirement of long-term debt	—	(5)	(41)	(14)
Net miscellaneous income and expense	—	—	7	—
Income from operations before income taxes	5,826	5,546	6,272	6,067
Provision for income taxes	2,303	2,190	2,454	2,358
Net income	$3,523	$3,356	$3,818	$3,709

Basic income per share	$0.14	$0.13	$0.15	$0.14
Diluted income per share	$0.14	$0.13	$0.15	$0.14

Distributions per share	$0.07	$0.13	$0.13	$0.13

Basic weighted average shares outstanding	25,429,127	25,551,445	25,387,813	25,518,339
Diluted weighted average shares outstanding	25,829,493	26,052,649	25,875,306	25,927,804

Salem Media Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	December 31, 2015	June 30, 2016
		(Unaudited)
Assets
Cash	$98	$44
Trade accounts receivable, net	36,029	33,091
Deferred income taxes	9,813	9,813
Other current assets	10,859	9,048
Property and equipment, net	105,483	104,559
Intangibles assets, net	429,908	432,412
Deferred financing costs	151	116
Other assets	2,673	3,258
Total assets	$595,014	$592,341

Liabilities and Stockholders' Equity
Current liabilities	$43,654	$37,852
Long-term debt and capital lease obligations	269,093	266,378
Fair value of interest rate swap	798	2,979
Deferred income taxes	57,082	59,258
Other liabilities	14,566	14,938
Stockholders' equity	209,821	210,936
Total liabilities and stockholders' equity	$595,014	$592,341

Salem Media Group, Inc.
Supplemental Information
(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016
	(Unaudited)

Reconciliation of Operating Expenses, excluding Gains or Losses on the Sale or Disposal of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairment of Long-lived Assets, Depreciation Expense and Amortization Expense to Total Operating Expenses

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairment of long-lived assets, depreciation expense and amortization expense	$53,785	$54,916	$104,859	$109,052
Plus depreciation and amortization expense	4,375	4,171	8,876	8,306
Plus change in estimated fair value of contingent earn-out consideration	(307)	(134)	(189)	(262)
Plus impairment of long-lived assets	-	700	-	700
Plus (gain) loss on the sale or disposal of assets	30	(1,701)	159	(1,551)
Plus stock-based compensation expense	156	125	487	324
Total operating expenses	$58,039	$58,077	$114,192	$116,569

Reconciliation of Same Station Net Broadcast Revenue to Net Broadcast Revenue

Net broadcast revenue – same station	$48,920	$48,970	$95,459	$96,661
Net broadcast revenue – acquisitions	93	711	93	1,491
Net broadcast revenue – format change	47	26	47	26
Net broadcast revenue	$49,060	$49,707	$95,599	$98,178

Reconciliation of Same Station Broadcast Operating Expenses to Broadcast Operating Expenses

Broadcast operating expenses – same station	$35,039	$34,958	$68,945	$70,098
Broadcast operating expenses – acquisitions	74	708	85	1,556
Broadcast operating expenses – format change	74	43	74	43
Broadcast operating expenses	$35,187	$35,709	$69,104	$71,697

Reconciliation of Same Station SOI to SOI
Station operating income – same station	$13,881	$14,012	$26,514	$26,563
Station operating income (loss) – acquisitions	19	3	8	(65)
Station operating loss – format change	(27)	(17)	(27)	(17)
Station operating income	$13,873	$13,998	$26,495	$26,481

Salem Media Group, Inc.
Supplemental Information
(in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016
	(Unaudited)
Reconciliation of SOI, Digital Media Operating Income and Publishing Operating Income (Loss) to Net Income
Station operating income	$13,873	$13,998	$26,495	$26,481
Digital media operating income	2,732	2,530	4,523	4,628
Publishing operating income (loss)	265	(222)	294	(350)
Less:
Unallocated corporate expenses	(3,518)	(3,568)	(7,509)	(7,781)
Change in the estimated fair value of contingent earn-out consideration	307	134	189	262
Depreciation and amortization	(4,375)	(4,171)	(8,876)	(8,306)
Impairment of long-lived assets	—	(700)	—	(700)
(Gain) loss on the sale or disposal of assets	(30)	1,701	(159)	1,551
Operating income	$9,254	$9,702	$14,957	$15,785
Plus:
Interest income	2	2	3	3
Less:
Interest expense	(3,874)	(3,730)	(7,678)	(7,526)
Change in the fair value of interest rate swap	444	(423)	(976)	(2,181)
Loss on early retirement of long-term debt	—	(5)	(41)	(14)
Net miscellaneous income and expenses	—	—	7	—
Provision for income taxes	(2,303)	(2,190)	(2,454)	(2,358)
Net income	$3,523	$3,356	$3,818	$3,709

Salem Media Group, Inc.
Supplemental Information
(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2016	2015	2016
Calculation of SOI, Digital Media Operating Income and
Publishing Operating Income (Loss)
Net broadcast revenue	$49,060	$49,707	$95,599	$98,178
Less broadcast operating expenses	(35,187)	(35,709)	(69,104)	(71,697)
Station operating income	$13,873	$13,998	$26,495	$26,481

Net digital media income	$11,499	$11,311	$22,290	$22,595
Less digital media operating expenses	(8,767)	(8,781)	(17,767)	(17,967)
Digital media operating income	$2,732	$2,530	$4,523	$4,628

Net publishing revenue	$6,734	$6,761	$11,260	$11,581
Less publishing operating expenses	(6,469)	(6,983)	(10,966)	(11,931)
Publishing operating income (loss)	$265	$(222)	$294	$(350)

Reconciliation of Free Cash Flow to Adjusted EBITDA to EBITDA to Net Income
Free Cash Flow	$7,470	$6,492	$12,696	$11,088
Plus:
Cash paid for interest, net of capitalized interest	3,559	3,552	7,071	7,099
Cash paid for taxes	312	191	316	60
Cash paid for capital expenditures, net (1)	2,167	2,628	4,207	5,055
Adjusted EBITDA	$13,508	$12,863	$24,290	$23,302
Less:
Stock-based compensation	(156)	(125)	(487)	(324)
Loss on early retirement of long-term debt	—	(5)	(41)	(14)
Change in the estimated fair value of contingent earn-out consideration	307	134	189	262
Net miscellaneous income and expenses	—	—	7	—
Impairment of long-lived assets	—	(700)	—	(700)
(Gain) loss on the sale or disposal of assets	(30)	1,701	(159)	1,551
EBITDA	$13,629	$13,868	$23,799	$24,077
Plus:
Interest income	2	2	3	3
Less:
Depreciation and amortization	(4,375)	(4,171)	(8,876)	(8,306)
Interest expense	(3,874)	(3,730)	(7,678)	(7,526)
Change in the fair value of interest rate swap	444	(423)	(976)	(2,181)
Provision for income taxes	(2,303)	(2,190)	(2,454)	(2,358)
Net income	$3,523	$3,356	$3,818	$3,709

(1)     Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at	Applicable Interest Rate
	June 30, 2016
Term Loan B (1)	$121,250	4.50%
Term Loan B (2)	$150,000	5.52%
Revolver	$1,770	5.50%
(1) Subject to rolling LIBOR but no less than 1.00% plus a spread of 3.50%.

(2)     Under its swap agreement, the company pays a fixed rate of 1.645% plus a spread of 3.50%.  The swap is subject to a LIBOR floor of 0.0625% versus the Term Loan B debt floor of 1.00%.  The swap matures on March 28, 2019.